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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF SOLO CUP COMPANY

                                  JUNE 1, 2004

     The following is a list of subsidiaries of Solo Cup Company (a Delaware corporation).

                                                                      State or Country of
                                                                      Incorporation or
Name                                                                  Organization
-----------------------------------------------------------------------------------------------
Solo Cup Company                                                      Illinois
    S Credit Corporation                                              Illinois
    Solo Texas LLC                                                    Texas
    P.R. Solo Cup, Inc.                                               Illinois
    Solo Management Company                                           Illinois
    Yugen Kaisha Solo Cup Asia Pacific                                Japan
       Sanyo Pax Operations Co., Ltd                                  Japan
           Solo Cup Japan Co., Ltd                                    Japan
    Solo Container de Panama, S.A.                                    Panama
    SC Management de Mexico, S. de R. L. de C.V.                      Mexico
    Solo Cup de Mexico, S de R.L. de C.V.                             Mexico
    Solo Cup (Australia) Pty Ltd                                      Australia
    Solo Cup UK Limited                                               England and Wales
    Insulpak Holdings Limited                                         England and Wales
       Solo Cup Europe Limited                                        England and Wales
SF Holdings Group, Inc.                                               Delaware
    Sweetheart Cup Company Inc.                                       Delaware
       Lily-Canada Holding Corporation                                Delaware
           Lily Cups Inc                                              Canada
       Global Cup, S.A. de C.V.                                       Mexico
       Servicios de Trinairi, S.A. de C.V.                            Mexico
    Emerald Lady, Inc.                                                Delaware
    Cupcorp, Inc.                                                     Delaware
       Newcup, LLC                                                    Delaware